EXHIBIT 16.1

         HANSEN, BARNETT & MAXWELL
         A Professional Corporation
        CERTIFIED PUBLIC ACCOUNTANTS      Registered with the Public Company
          5 Triad Center, Suite 750            Accounting Oversight Board
        Salt Lake City, UT 84180-1128
            Phone: (801) 532-2200
             Fax: (801) 532-7944
               www.hbmcpas.com



                                October 21, 2004


To the Board of Directors
Faraday Financial, Inc.

We have read the Form 8-K of Faraday Financial, Inc. dated January 14, 2004 and agree with the statements made therein.


                                               /s/ Hansen, Barnett & Maxwell
                                               HANSEN, BARNETT & MAXWELL